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                                                                Exhibit 23.2

                      Consent of Independent Accountants


We hereby consent to the incorporation by reference in the Registration Statements (Nos. 333-18165 and 333-18167) on Form S-8 of TCI Satellite Entertainment, Inc. of our report dated February 14, 1997, except as to Note 13, which is as of March 9, 1997, relating to the financial statements of Primestar Partners L.P., which report appears in the December 31, 1996 Annual Report on Form 10-K of TCI Satellite Entertainment, Inc.

PRICE WATERHOUSE LLP


Philadelphia, Pennsylvania
March 25, 1997